                                                                     EXHIBIT 11


                            DOLE FOOD COMPANY, INC.
                   Computations of Earnings per Common Share
                                  (Unaudited)
                      (in 000s, except per share amounts)


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


                                                         Quarter Ended
                                                    -----------------------
                                                    March 25,     March 26,
                                                       1995         1994
                                                    ---------     ---------
PRIMARY
 Net income applicable to common shares........      $23,621       $29,749
                                                     =======       =======

 Average number of common shares outstanding
   during the period                                  59,481        59,464
   Add:
   Shares issuable upon exercise of stock
      options at average prices during the
      period...................................          198           244
                                                     -------       -------
    Total primary shares                              59,679        59,708
                                                     =======       =======

Primary earnings per common share                    $   .40       $   .50
                                                     =======       =======

FULLY DILUTED
 Net income applicable to common shares
  and dilutive securities......................      $23,621       $29,749
                                                     =======       =======

 Average number of common shares outstanding
  during the period                                   59,481        59,464
  Add:
   Shares issuable upon exercise of stock
      options at higher of average prices
      or end of period prices..................          200           305
                                                     -------       -------
     Total fully diluted shares                       59,681        59,769
                                                     =======       =======

Fully diluted earnings per common share              $   .40       $   .50
                                                     =======       =======
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